Exhibit 99.1

November 28, 2011

NEWS RELEASE

US GOLD ANNOUNCES POSITIVE PRELIMINARY FEASIBILITY STUDY

FOR GOLD BAR PROJECT, NEVADA

Toronto, Ontario (November 28, 2011) - US GOLD CORPORATION (NYSE - TSX: UXG) is pleased to announce results of a Preliminary Feasibility Study (“PFS”) for its 100% owned Gold Bar Project in Nevada. The PFS was prepared by SRK Consulting (U.S.) Inc. (“SRK”) of Reno, Nevada, in accordance with the requirements of Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”).

Highlights of the Pre-feasibility Study

(All amounts in US dollars)

•                  Average annual production of approximately 51,000 ounces of gold over an 8-year mine life (total 410,400 ounces), at a cash cost of $665 per ounce (oz).

•                  Open-pit mine with conventional oxide heap leach processing. Projected gold recovery of 82% after primary crushing to 5 centimeters (2 inches) and a 90-day leach cycle.

•                  After-tax Net Present Value (NPV) of $36.4 million at $1,200 per oz gold and 8% discount rate, giving an Internal Rate of Return (IRR) of 29%. Based on today’s spot gold price ($1,700 per oz) the after-tax NPV and IRR increase to $109.1 million and 61% respectively.

•                  Estimated initial capital expenditures of $55.8 million and sustaining capital of $38.5 million, for total life-of-mine (LoM) capital expenditures of $94.3 million. Pay-back period of 2.6 years at $1,200 per oz gold, or 1.4 years based on the spot gold price ($1,700 per oz).

Financial Analysis

The PFS calculates a Base Case (gold price of $1,200 per ounce) after-tax NPV of $36.4 million, an IRR of 29%, and average after-tax cash flow from operations of $18.1 million per year.

The financial metrics for the projects are stated both after-tax and pre-tax. US Gold has included pre-tax metrics for comparability with our peer companies, many of which have published preliminary economic studies on a pre-tax basis prior to recent NI 43-101 changes. Economic sensitivities at different metals prices and discount rates are calculated as follows:

After Income Tax (Federal 35%, State 5%):	Base Case ($1,200 oz gold)	Spot Case ($1,700 oz gold)
IRR (%)	29.1	61.5
NPV 0% Discount ($ millions)	79.2	204.4
NPV 8% Discount ($ millions)	36.4	109.1
Average Annual Cash Flow ($ millions)	18.1	33.5
Average Operating Margin Per Ounce ($)	503	973
Payback Period (years)	2.6	1.4

Before Income Tax:	Base Case ($1,200 oz gold)	Spot Case ($1,700 oz gold)
IRR (%)	33.6	74.4
NPV 0% Discount ($ millions)	109.7	299.6
NPV 8% Discount ($ millions)	51.6	161.0
Average Annual Cash Flow ($ millions)	21.7	45.1
Average Operating Margin Per Ounce ($)	503	973
Payback Period (years)	2.5	1.2

Capital

Capital costs for the PFS include all activities required prior to and during development of the mine. Initial capital is estimated at $55.8 million including $7.7 million (16%) for contingencies. Additional capital expenses such as a heap leach expansion and reclamation and closure obligations bring the total life-of-mine capital required to $94.3 million including $13.9 million (17%) for contingencies. The PFS assumes that a contract miner will be employed to operate the mining fleet, and that new capital equipment will be purchased for the operation. Capital costs are summarized as follows:

	Initial Capital	Heap Expansion (Year 3)	Reclamation and Closure
	$(millions)
Mine
Capitalized Pre-Stripping	15.5
Access Roads	1.2
Contractor Mobilization	0.5
Mine Contingency (15%)	2.6
Process
Crushing & Pad Equipment	5.9
Process Plant	10.1	0.3
Mobile Equipment	0.9
Process Contingency (15%)	2.6
Leach Pads
Mobilization, Administration, EPCM	1.5	1.3
Heap Leach Pads	4.3	5.1
Process Water Ponds	1.1
Diversion Channels	0.1
Miscellaneous	0.2
Leach Pad Contingency (15%)	1.1	1.0
Owner Costs
Mobile Equipment	1.1
Buildings	1.3
Power and Water	2.0
EPCM	0.8
Consumables Inventory	0.1
Pre Production Activities	1.5
Reclamation			25.8
Owner Costs Contingency (20%)	1.4		5.2
Capital Costs (Without Contingency)	48.2	6.6	25.8
Contingency	7.7	1.0	5.2
Total Capital Cost	55.8	7.6	30.9

Operating Costs

Operating costs per ore tonne processed and per payable ounce (after refining) are as follows:

	Cost per ore tonne processed	Cost per payable ounce produced
Mining	$10.71	$394.50
Processing	$6.22	$229.00
G&A	$1.15	$42.40
Total Operating Costs	$18.09	$665.90

Mining and Processing

The PFS evaluates the use of open pit mining and heap leach processing of oxide material at a rate of approximately 5,500 tonnes per day. Processing will consist of primary crushing to a size of 5 centimetres (cm) or 2 inches with agglomeration applied as required. Sodium cyanide and cement consumption are expected to be 0.25 kilograms (kg) per tonne (0.5 pounds (lbs) per ton) and 2.5 kg/tonne (5 lbs/ton) respectively. Over the mine life, production will total 15.1 million tonnes of ore at 1.0 gram per tonne (gpt) gold or 0.03 ounces per ton (opt) gold for total recoverable gold of 410,400 ounces (oz). The proposed production schedule is as follows:

	Oxide Heap Leach				Waste
Year	Ore Tonnes (millions)	Gold Grade (gpt)	Contained Gold (oz)	Recovered Gold (oz)	Tonnes (millions)	Strip Ratio
0					8.0 (Pre-strip)
1	2.0	1.26	81,200	53,300	9.7	4.8
2	2.0	0.99	63,500	55,000	9.6	4.8
3	2.0	1.13	72,800	58,100	8.9	4.4
4	2.0	0.94	60,400	51,600	9.3	4.7
5	2.0	0.94	60,200	49,400	9.6	4.8
6	2.0	1.06	68,000	54,500	7.8	3.9
7	2.0	0.91	58,600	49,600	5.9	3.0
8	1.1	1.02	35,700	33,000	0.8	0.7
9				5,900
LoM	15.1	1.03	500,400	410,400	61.7	4.7

Permitting

The Gold Bar Project, in Eureka County, Nevada, is located on public lands managed by the Bureau of Land Management (BLM) Battle Mountain Field Office, and on patented lands. The BLM and the Nevada Division of Environmental Protection (NDEP) will be the primary regulatory agencies responsible for ensuring environmental protection as the Gold Bar Project progresses through permitting and approval processes. US Gold believes that both permitting processes (Federal and State) can be accelerated by completing certain activities concurrently when appropriate. The Gold Bar Project will also require environmental review pursuant to the National Environmental Policy Act (NEPA).

US Gold believes that the level of detail in the PFS is sufficient to make a positive production decision without a full feasibility study being completed. The intention is therefore to proceed directly to the permitting phase and move towards productions as quickly as possible.

Resource Estimate

The updated NI 43-101 compliant resource estimate included in the PFS was developed by SRK and is comprised only of gold resources that fall within the boundaries of a conceptual pit. In this case the conceptual pit was designed at the then one-year trailing average gold price of $1,500/oz. This approach differs from previously published resource estimates on the project, which were unconstrained resources. As a result of this difference in approach, the stated resource estimate by SRK is lower. The updated resource is as follows:

Gold Bar Project Resources*	Tonnage (million tonnes)	Avg. Grade (gpt)	Avg. Grade (opt)	Gold Ounces	Cut-off Grade (gpt)
Measured	0.7	1.19	0.035	25,844	0.3
Indicated	18.8	0.94	0.027	567,084	0.3
Measured + Indicated	19.5	0.95	0.028	592,928	0.3
Inferred	7.0	0.94	0.027	212,168	0.3

*Notes:

•             Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.  There is no certainty that all or any part of the Mineral Resources estimated will be converted into Mineral Reserves;

•             Resources stated are contained within a potentially economically minable open pit stated above a 0.30 gpt Au cut-off grade;

•             Variable density was applied to tonnage estimates as determined during metallurgical test work;

•             Pit optimization is based on an assumed gold price of $1,500/oz, metallurgical recovery of 82% and a processing and G&A cost of $7.99/tonne;

•             A NI 43-101 compliant technical report containing the “Mineral Resource Estimate” will be filed on SEDAR and posted on US Gold’s website (www.usgold.com). The resource estimate was completed using Datamine© mining software by Frank Davies (SRK Consulting Associate) a “Qualified Person” and “Independent” of US Gold within the meaning of NI 43-101;

•             Mineral resource tonnage and contained metal have been rounded to reflect the accuracy of the estimate, and numbers may not add due to rounding.

Reserves

The PFS establishes reserves under NI 43-101 for the Gold Bar Project. Under NI 43-101 regulations only resources in the measured or indicated category can be included as proven or probable reserves. The reserves estimate is further constrained by the design pits included in the PFS, which demonstrate economic and engineering feasibility in the current mining environment. In this case the reserve pit was designed at the three-year trailing average gold price at the time the reserves were established of $1,100/oz.  The underlying assumptions supporting the reserves estimate are as follows:

Assumptions for Reserves Calculation		Units	Values
Gold Price		$/oz	1,100
Mining Cost	Gold Pick	$/tonne	2.48
	Gold Ridge	$/tonne	2.76
	Cabin Creek	$/tonne	2.34
	Waste	$/tonne	2.20
Processing and G&A		$/tonne	7.99
Recovery*		%	82	*
Cut-off Grade		gpt	0.285
Inter-ramp Pit Slope Angle	Gold Pick	degrees	54
	Gold Ridge	degrees	42
	Cabin Creek	degrees	54
	Dumps	degrees	32

*Notes: Metallurgical tests to support this assumption conducted by Kappes, Casidday and Associates of Reno, Nevada. Tables detailing the metallurgical test results are attached at the end of this release.

The PFS reserves estimate is as follows:

Gold Bar Project Reserves	Tonnage (million tonnes)	Avg. Grade (gpt)	Ave. Grade (opt)	Gold Ounces	Cut-off Grade (gpt)	Strip Ratio
Gold Pick Pit	11.4	1.01	0.030	370,911	0.285	4.8
Gold Ridge Pit	1.7	1.04	0.030	57,145	0.295	4.2
Cabin Creek Pit	2.0	0.89	0.026	56,323	0.280	3.3
Total Probable Reserves	15.1	1.00	0.029	484,379	0.285	4.6

Metallurgical Testing

The Gold Pick, Gold Ridge and Cabin Creek deposits are well oxidized and occur at elevations above the local water table. Test work indicates that the ore leaches quickly with normal cyanide application, and is enhanced by primary crushing. While determining that 82% gold recovery was reasonable during commercial production, SRK considered three sources of technical information. First, a large volume of cyanide soluble assay data is available for comparison with fire assay results, this ratio of cyanide leach recovery to fire assay recovery is useful in determining which mineralized zones are amenable to heap leach. Second, bottle roll and column testing conducted be Kappes, Casidday and Associates (KCA) between 1984 and 1994 was available for composite samples collected by the projects previous owner. Third, in late 2010 and 2011 US Gold conducted a core-drilling (PQ size) program to collect metallurgical samples from all the main mineral zones, and bulk samples were collected from the existing Gold Pick pit. KCA analysed these samples with supervision and guidance from SKR. Recent test work consisted of bottle roll tests on 74 samples, column tests on 4 core composites and 4 bulk composites. A summary of the 2011 column test results at a 5 cm (2 inch) crush size is as follows:

Sample Location	Crush Size (cm)	Avg. Gold Head Assay (gpt)	Extraction (% Gold)	Leach Time (days)	Sodium Cyanide (NaCN) Consumption (kg/tonne)	Lime (Ca(OH)2) Consumption (kg/tonne)
Composites from core samples
Gold Pick East	5	1.21	90	57	0.45	1.5
Gold Pick West	5	1.61	95	57	0.58	1.5
Gold Ridge North	5	1.38	84	57	0.49	1.5
Cabin Creek	5	1.75	95	57	0.71	1.5
Composites from bulk samples
Gold Pick East	5	1.20	91	70	0.25	1.0
Gold Pick East	5	5.56	96	70	0.47	1.6
Gold Pick East	5	1.63	92	70	0.37	1.5
Master Composite	5	2.23	93	70	0.34	1.5
Average	5	2.07	92	64	0.46	1.5

PROPERTY LOCATION

The Gold Bar Project is located within the Battle Mountain-Eureka-Cortez gold trend in Eureka County, Central Nevada. The property was previously mined from 1990 to 1994 by Atlas Precious Metals Inc. The nearest operating mines are Barrick Gold’s Ruby Hill (approximately 25 miles to the Southeast) and its Cortez Mine (approximately 35 miles to the Northwest).

ABOUT US GOLD

US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015. US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production. US Gold’s shares are listed on the NYSE and the TSX under the symbol UXG, trading 2.5 million shares daily during the past twelve months. US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF. Rob McEwen, Chairman and CEO, owns 20% of the shares of US Gold.

PROPOSED MERGER & VOTE

On June 14, 2011 the Company announced that Mr. Rob McEwen proposed to combine the Company with Minera Andes to create a high-growth, low-cost, mid-tier silver producer operating in the Americas. Each Minera Andes shareholder would receive 0.45 of a US Gold share for every Minera Andes share held. US Gold shareholders of record at the close of business on the record date, December 12, 2011, will be entitled to notice of and to vote at the special meeting. The special meeting will be held in Toronto on January 19, 2012. The venue will be announced shortly.

QUALIFIED PERSON

Technical information related to the PFS contained in this news release has been reviewed and approved by J. B. Pennington, an independent Qualified Person as defined by NI 43-101, with the ability and authority to verify the authenticity and validity of the information in this release. The report titled “NI 43-101 Preliminary Feasibility Study of US Gold Corporation’s Gold Bar Project” with an effective date of November 28, 2011 has been prepared by SKR Consulting, an independent geological consulting firm with a local office in Reno, Nevada. This report will be available on SEDAR (www.sedar.com) within 180 days.

FORWARD LOOKING STATEMENTS

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

CAUTIONARY STATEMENTS FOR U.S. INVESTORS

US Gold prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, US Gold reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Canadian regulations permit the disclosure of resources in terms of “contained ounces”; however, the SEC only permits issuers to report “mineralized material” in tonnage and grade without reference to contained ounces. Under U.S. regulations the tonnage and grade described herein under the “measured” and “indicated” categories would be characterized as mineralized material. The disclosure herein is being made by US Gold to provide a means of comparing its project to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements. U.S. investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of the potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves”.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street
Tel: (647) 258-0395	Bay Wellington Tower
Toll Free: (866) 441-0690	Suite 4750, P.O. Box 792
Fax: (647) 258-0408	Toronto, ON M5J 2T3
E-mail: info@usgold.com